Exhibit 1.2

EXECUTION VERSION

PRICING AGREEMENT

November 9, 2017

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

As Representatives of the several

Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Brandywine Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated November 9, 2017 (the “Underwriting Agreement”), among the Operating Partnership, Brandywine Realty Trust, a Maryland real estate investment trust and sole general partner and a limited partner of the Operating Partnership (the “Parent Guarantor”) and you, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Preliminary Prospectus and the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Preliminary Prospectus and the Prospectus, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Preliminary Prospectus and the Prospectus relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the addresses of the Representatives referred to in such Section 13 are set forth in Schedule II hereto.

An amendment to the Registration Statement, or a prospectus supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Operating Partnership and the Parent Guarantor agree to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Operating Partnership and the Parent Guarantor, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

[Signature pages on following pages]

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, will constitute a binding agreement among the Underwriters and the Operating Partnership and the Parent Guarantor.

Very truly yours,

BRANDYWINE OPERATING PARTNERSHIP, L.P.

By: Brandywine Realty Trust, its General Partner

By:	/s/ Thomas E. Wirth
Name: Thomas E. Wirth
Title: Chief Financial Officer

BRANDYWINE REALTY TRUST

By:	/s/ Thomas E. Wirth
Name: Thomas E. Wirth
Title: Chief Financial Officer

Signature Page to Pricing Agreement

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Chris Porter
Name: Chris Porter
Title: Managing Director Investment Banking

On behalf of themselves and each of the other several Underwriters

Signature Page to Pricing Agreement

SCHEDULE I

Underwriter	Aggregate Principal Amount of 2023 Notes to be Purchased	Aggregate Principal Amount of 2027 Notes to be Purchased
Citigroup Global Markets Inc.	$19,000,000	$85,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	19,000,000	85,500,000
Barclays Capital Inc.	16,500,000	74,250,000
RBC Capital Markets, LLC	16,500,000	74,250,000
BMO Capital Markets Corp.	3,000,000	13,500,000
BNY Mellon Capital Markets, LLC	3,000,000	13,500,000
Capital One Securities, Inc.	3,000,000	13,500,000
Stifel, Nicolaus & Company, Incorporated	3,000,000	13,500,000
U.S. Bancorp Investments, Inc.	3,000,000	13,500,000
Wells Fargo Securities, LLC	3,000,000	13,500,000
BB&T Capital Markets, a division of BB&T Securities, LLC	1,250,000	5,625,000
KeyBanc Capital Markets Inc.	1,250,000	5,625,000
PNC Capital Markets LLC	1,250,000	5,625,000
Samuel A. Ramirez & Company, Inc.	1,250,000	5,625,000
Santander Investment Securities Inc.	1,250,000	5,625,000
SunTrust Robinson Humphrey, Inc.	1,250,000	5,625,000
Synovus Securities, Inc.	1,250,000	5,625,000
TD Securities (USA) LLC	1,250,000	5,625,000
Firstrust Savings Bank	1,000,000	4,500,000

Total	$100,000,000	$450,000,000

S-I-1

SCHEDULE II

ISSUER:

Brandywine Operating Partnership, L.P.

GUARANTOR:

Brandywine Realty Trust

TITLE OF DESIGNATED SECURITIES:

3.950% Guaranteed Notes due 2023

3.950% Guaranteed Notes due 2027

AGGREGATE PRINCIPAL AMOUNT:

In the case of the 2023 Notes: $100,000,000

In the case of the 2027 Notes: $450,000,000

PRICE TO PUBLIC:

In the case of the 2023 Notes: 102.497% of the principal amount of the Designated Securities, plus accrued interest from August 15, 2017 to November 17, 2017 and accrued interest, if any, from November 17, 2017

In the case of the 2027 Notes: 99.250% of the principal amount of the Designated Securities, plus accrued interest, if any, from November 17, 2017

PURCHASE PRICE BY UNDERWRITERS:

In the case of the 2023 Notes: 101.897% of the principal amount of the Designated Securities, plus accrued interest from August 15, 2017 to November 17, 2017 and accrued interest, if any, from November 17, 2017

In the case of the 2027 Notes: 98.600% of the principal amount of the Designated Securities, plus accrued interest, if any, from November 17, 2017

FORM OF DESIGNATED SECURITIES:

For each of the 2023 Notes and the 2027 Notes, book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

Federal or other same day funds

TIME OF DELIVERY:

9:30 a.m. (New York City time), November 17, 2017

INDENTURE:

Indenture, dated as of October 22, 2004, as supplemented (the “Indenture”), among the Operating Partnership, the Parent Guarantor and The Bank of New York Mellon, as Trustee

MATURITY:

In the case of the 2023 Notes: February 15, 2023

In the case of the 2023 Notes: November 15, 2027

INTEREST RATE:

In the case of the 2023 Notes: 3.950% per annum

In the case of the 2027 Notes: 3.950% per annum

INTEREST PAYMENT DATES:

In the case of the 2023 Notes: February 15 and August 15, beginning on February 15, 2018

In the case of the 2027 Notes: May 15 and November 15, beginning on May 15, 2018

INTEREST PAYMENT RECORD DATES:

In the case of the 2023 Notes: February 1 and August 1

In the case of the 2027 Notes: May 1 and November 1

REDEMPTION PROVISIONS:

In the case of the 2023 Notes, the Operating Partnership may redeem the 2023 Notes at any time before 90 days prior to the maturity date, in whole or in part at a redemption price equal to the greater of: (1) 100% of the principal amount of the 2023 Notes then outstanding to be redeemed; and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2023 Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate plus 35 basis points plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

If the 2023 Notes are redeemed on or after 90 days prior to the maturity date, the Operating Partnership may redeem the notes at a redemption price equal to 100% of the principal amount of the 2023 Notes being redeemed, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.

In the case of the 2027 Notes, the Operating Partnership may redeem the 2027 Notes at any time before 90 days prior to the maturity date, in whole or in part at a redemption price equal to the greater of: (1) 100% of the principal amount of the 2027 Notes then outstanding to be redeemed; and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2027 Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate plus 25 basis points plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

If the 2027 Notes are redeemed on or after 90 days prior to the maturity date, the Operating Partnership may redeem the notes at a redemption price equal to 100% of the principal amount of the 2027 Notes being redeemed, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.

SINKING FUND PROVISIONS:

None

CONVERTIBILITY OR EXCHANGEABILITY PROVISIONS:

None

DEFEASANCE PROVISIONS:

As set forth in the Indenture

OTHER TERMS AND CONDITIONS:

None

CLEAR MARKET PERIOD (Section 5(e) of the Underwriting Agreement):

From date hereof through November 17, 2017

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

NAMES AND ADDRESSES OF REPRESENTATIVES:

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

50 Rockefeller Plaza

NY1-050-12-01

New York, New York 10020

Attention: High Grade Transaction Management/Legal

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

UNDERWRITERS’ COUNSEL:

Simpson Thacher & Bartlett LLP

INFORMATION FURNISHED TO OPERATING PARTNERSHIP OR PARENT GUARANTOR IN WRITING BY THE UNDERWRITERS THROUGH THE REPRESENTATIVES EXPRESSLY FOR INCLUSION IN PROSPECTUS, TIME OF SALE INFORMATION OR OTHER DOCUMENTS (Sections 2 and 9 of the Underwriting Agreement):

As set forth in Section 9(b) of the Underwriting Agreement

SCHEDULE III-A

FREE WRITING PROSPECTUSES INCLUDED IN TIME OF SALE INFORMATION

•	Term sheet substantially in the form agreed between the Company and the Representatives on the date hereof

SCHEDULE III-B

OTHER FREE WRITING PROSPECTUSES

•	Net road show dated November 9, 2017

SCHEDULE IV

CHANGES IN BENEFICIAL INTEREST OF THE PARENT GUARANTOR

(Section 2(g) of Underwriting Agreement)

None

SCHEDULE V

SPECIFIED JOINT VENTURE SUBSIDIARIES

(Section 2(ff) of Underwriting Agreement)

Allstate DC JV

DRA Austin JV

MAP Venture

Four Tower Bridge

PJP Ventures

Brandywine 1919 Ventures

evo at Cira Centre South

4040 Wilson

51 N Street

1250 First Street Office

Seven Tower Bridge

25M Street JV